CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

Exhibit 10.21

EXECUTION VERSION

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is made and entered into as of December 8, 2017 by and among Spotify Technology S.A., a limited liability company (société anonyme) incorporated under the laws of Luxembourg (the “Company”), and the entities listed on the schedules “A” attached to this Agreement (collectively, “Schedule A”; the Schedule A pertaining to each individual Noteholder is referred to herein as the “applicable Schedule A”) (the “Noteholders”). The Company and the Noteholders are sometimes collectively referred to in this Agreement as the “Parties” and individually as a “Party.”

WHEREAS, each Noteholder currently is the record and beneficial owner of Convertible Senior Notes due April 1, 2021 issued by the Company pursuant to that certain Note Purchase Agreement, dated March 26, 2016, and identified on such Noteholder’s applicable Schedule A (the “Notes”);

WHEREAS, each Noteholder wishes to exchange a portion of such Noteholder’s Notes (such portion, the “Exchanged Notes”) for the number of ordinary shares of the Company’s common stock, par value €0.025 per ordinary share (the “Common Stock”), set forth on such Noteholder’s applicable Schedule A (the aggregate amount of such Common Stock of such Noteholder being referred to in this Agreement as the “Exchange Shares”);

WHEREAS, each Noteholder has agreed to immediately sell (the “Sale”) all of the Exchange Shares such Noteholder receives to Image Frame Investment (HK) Limited (“Tencent”), and Tencent has agreed to purchase all of such Exchange Shares, for $5,000 per ordinary share immediately following the Closing pursuant to that certain Purchase Agreement, dated as of the date hereof, by and among, each Noteholder and Tencent (the “Purchase Agreement”); and

WHEREAS, the Company wishes to issue the Exchange Shares to the Noteholders in exchange for the Exchanged Notes upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings herein contained, the Parties agree as follows:

SECTION 1. Exchanges of Notes.

1.1 The Exchanges. On and subject to the terms and conditions set forth in this Agreement, on the Closing Date (as defined below), each Noteholder will deliver such Noteholder’s Notes referred to on such Noteholder’s applicable Schedule A to the Company and the Company will immediately cancel such Exchanged Notes and, in exchange and as full consideration for such Exchanged Notes, issue to such Noteholder the Exchange Shares as referenced on such Noteholder’s applicable Schedule A (the “Transactions”); provided that in the event the Sale does not occur immediately following, and on the same day as, the consummation of the Transactions, the Transactions shall automatically be fully rescinded and deemed to have not occurred and the Parties shall take all necessary action to evidence the rescission of the Transactions such that the Exchanged Notes shall be reinstated (as if never cancelled) and returned to the Noteholders and the Noteholders shall return the Shares to the Company in exchange therefor.

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

1.2 Remaining Notes. Any portion of the Notes not exchanged by the Noteholders (including, without limitation, any interest accrued on the Notes, including the Exchanged Notes, after the most recent PIK Interest Payment Due Date up to and including the Closing Date) will be re-issued to the applicable Noteholder in accordance with Section 21 of the Note (the “New Notes”) and in the amount set forth on the Noteholder’s applicable Schedule A, except as noted in Section 1.3(c).

1.3 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) will take place on December 15, 2017, or such other date, if any, as is mutually agreed to by the Parties (the “Closing Date”). On the Closing Date:

(a) each Noteholder will deliver to the Company such Noteholder’s cancelled Notes;

(b) upon delivery of such Notes, the Company will deliver to such Noteholder the applicable Exchange Shares via book-entry; and

(c) also upon delivery of such Notes, the Company will deliver an executed New Note in the amount indicated on such Noteholder’s applicable Schedule A to the extent any portion of such Noteholder’s Notes are not exchanged pursuant to this Agreement (which, for the avoidance of doubt, shall be the same security as the Note a portion of which was delivered to be cancelled pursuant to Section 1.3(a), but such New Note shall accrue interest from (but excluding) the Closing Date, and shall bear a notation to that effect on such New Note).

SECTION 2. Representations and Warranties of the Company. The Company represents and warrants to each Noteholder that the following statements are true and correct:

2.1 Organization; Requisite Authority. The Company is a corporation duly organized and validly existing under the laws of Luxembourg. The Company possesses all requisite power and authority necessary to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions.

2.2 Authorization. The execution, delivery and performance of this Agreement and the consummation of the Transactions have been duly authorized by all necessary company action on the part of the Company, and no other company action on the part of the Company is required to authorize its execution, delivery and performance hereof, or its consummation of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming that this Agreement is a valid and binding obligation of each of the other Parties hereto, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent enforcement may be subject to (i) applicable bankruptcy (faillite), insolvency (liquidation volontaire ou judiciaire), fraudulent conveyance, reorganization, moratorium (sursis de paiement) and other similar Laws affecting enforcement of creditors’ rights generally and (ii) equitable limitations on the availability of specific remedies (whether considered in a proceeding in equity or at Law). On

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

the Closing Date, when duly executed and issued in accordance with the terms contained hereof, the New Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy (faillite), insolvency (liquidation volontaire ou judiciaire), fraudulent conveyance, reorganization, moratorium (sursis de paiement) and other similar Laws affecting enforcement of creditors’ rights generally and (ii) equitable limitations on the availability of specific remedies (whether considered in a proceeding in equity or at Law).

2.3 No Violation, Consents and Approvals. (a) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company and the consummation of the Transactions, including the Sale, will not, (i) conflict with or violate the organizational documents of the Company, (ii) conflict with or violate any laws applicable to the Company or by or to which any of its properties or assets are bound or subject, or (iii) result in any breach of, constitute a default (or an event that with notice or lapse of time or both would constitute a material default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a Lien on any of the material properties or assets of the Company under, any material bond, note, mortgage, deed of trust, lease, commitment, obligation, understanding, arrangement, indenture, other evidence of indebtedness, guarantee, license, agreement or other contract or instrument (“Contract”) to which the Company is a party or by or to which the Company or any of its properties or assets are bound or subject, in each case that would, individually or in the aggregate, reasonably be expected to materially impair the Company’s ability to perform its obligations hereunder or to consummate the Transactions.

(b) Assuming the representations and warranties of each Noteholder set forth in Section 3.2 and Section 3.3 are true and correct, the execution and delivery of this Agreement by the Company does not, and the performance by the Company of this Agreement and the consummation of the Transactions, including the Sale, will not, require the Company to make any filing with, obtain any permit, authorization, consent or approval of, or given any notice to (“Consents”), any court, tribunal, legislative, executive or regulatory authority or agency (a “Governmental Authority”), or any third party except for (i) such consents, approvals or notices which would not, individually or in the aggregate, reasonably be expected to materially impair the Company’s ability to perform its obligations hereunder or to consummate the Transactions and (ii) such consents, approvals or notices which have been or will be obtained prior to the Closing Date.

2.4 Validity of Shares. When issued and delivered in accordance with this Agreement, the Exchange Shares to be delivered under this Agreement (i) will have been duly authorized by all necessary corporate action of the Company and will be validly issued, fully paid and nonassessable, (ii) assuming the accuracy of the representations and warranties of each Noteholder in Section 3 below, be freely tradeable and not subject to any transfer restrictions, and (iii) and upon the occurrence of the Closing hereunder, each Noteholder shall acquire sole beneficial ownership of the applicable Exchange Shares as set forth on such Noteholder’s applicable Schedule A, free and clear of all Liens. The Exchange Shares are being exchanged for the Exchanged Notes pursuant to, and in compliance with, Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Other than the Company’s articles of association, the Purchase Agreement and the TME Investor Agreement (as defined in the TME

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

Subscription Agreement), the Exchange Shares will not be subject to or bound by any other Contract, including any shareholders’ agreement, as of the Closing (assuming the Noteholders have not entered into or agreed to enter into any such other Contract with a third party), and the Noteholders are not required, by the terms of any Contract to which the Company is a party, to enter into any such other Contract.

2.5 TME Investment Closing. All conditions to the TME Investment Closing have been or shall be satisfied before or simultaneously with the Closing. For purposes of this Agreement, the “TME Investment Closing” means the “Closing” under the Subscription Agreement, dated as of December 8, 2017 by and among the Company and certain of its Affiliates and certain Affiliates of Tencent (the “TME Subscription Agreement”).

2.6 Broker’s Fees. The Company has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or Person to any brokers’ or finders’ fee or any other commission or similar fee in connection with any of the Transactions.

SECTION 3. Representations and Warranties of each Noteholder. Each Noteholder, severally and not jointly, represents and warrants to the Company that the following statements are true and correct:

3.1 Organization. Such Noteholder is an entity duly formed, validly existing and in good standing under the laws of jurisdiction of organization, and has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions.

3.2 Authorization. The execution, delivery and performance of this Agreement, and the consummation of the Transactions, have been duly authorized by all necessary corporate action on the part of such Noteholder, and no other limited partnership action on the part of such Noteholder is required to authorize its execution, delivery and performance hereof, and the consummation of the Transactions. This Agreement has been duly executed and delivered by such Noteholder and, assuming that this Agreement is a valid and binding obligation of each of the other parties hereto, constitutes the legal, valid and binding obligation of such Noteholder, enforceable against such Noteholder in accordance with its terms, except to the extent enforcement may be subject to (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting enforcement of creditors’ rights generally and (b) equitable limitations on the availability of specific remedies (whether considered in a proceeding in equity or at Law).

3.3 No Violation, Consents and Approvals. (a) The execution and delivery of this Agreement by such Noteholder does not, and the performance of this Agreement by such Noteholder and the consummation of the Transactions, including the Sale, will not, (i) conflict with or violate the organizational documents of such Noteholder, (ii) conflict with or violate any Laws applicable to such Noteholder or by or to which any of its properties or assets are bound or subject, or (iii) result in any breach of, constitute a default (or an event that with notice or lapse of time or both would constitute a material default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or require payment under, or result in

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

the creation of a Lien on any of the material properties or assets of such Noteholder under, any material Contract to which such Noteholder is a party or by or to which such Noteholder or any of its properties or assets are bound or subject, in each case that would materially impair such Noteholder’s ability to perform its obligations hereunder or to consummate the Transactions.

(b) Assuming the representations and warranties of the Company set forth in Section 2.2 and Section 2.3 are true and correct, the execution and delivery of this Agreement by such Noteholder does not, and the performance by such Noteholder of this Agreement and the consummation of the Transactions, including the Sale, will not, require such Noteholder to obtain any Consents from any Governmental Authority or any third party

3.4 Ownership. Such Noteholder is the record and beneficial owner of the aggregate principal amount of the Notes as set forth on such Noteholder’s applicable Schedule A, and has good and valid title to such aggregate principal amount of the Notes, free and clear of all Liens. At the Closing, such Noteholder will transfer to the Company good and valid title to the Notes as set forth on such Noteholder’s applicable Schedule A, free and clear of all Liens (other than Liens created by or resulting from action of the Company).

3.5 Nature of Investment.

(a) Such Noteholder is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”). Such Noteholder, either alone or together with its representatives, have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the investment in the Exchange Shares and have so evaluated the merits and risks of such investment. Such Noteholder is able to bear the economic risk of an investment in the Exchange Shares and, at the present time, is able to afford a complete loss of such investment.

(b) Such Noteholder is not an “affiliate” of the Company (as such term is defined under Rule 144(a)(1) of the Securities Act) and has not been for the past 90 days.

(c) Such Noteholder is not purchasing the Exchange Shares as a result of any advertisement, article, notice or other communication regarding the Exchange Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(d) Such Noteholder understands and acknowledges that (i) the Exchange Shares are being offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act, (ii) the availability of such exemption depends in part on, and each Seller will rely upon the accuracy and truthfulness of, the foregoing representations and such Noteholder hereby consents to such reliance, and (iii) the Exchange Shares are “restricted securities” for purposes of the Securities Act and rules thereunder and may not be resold without registration under the Securities Act or an exemption therefrom, and the certificates representing such shares will bear a restrictive legend to such effect.

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

3.6 Broker’s Fees. Neither such Noteholder nor any of its officers or directors or persons serving in a similar capacity has retained or authorized any investment banker, broker, finder or other intermediary to act on behalf of such Noteholder or incurred any liability for any banker’s, broker’s or finder’s fees or commissions in connection with the Transactions.

SECTION 4. Conditions Precedent to the Company’s Obligations. The obligation of the Company to consummate the Transactions is subject to the satisfaction at or prior to the Closing of the following conditions (unless waived by the Company):

4.1 Representations and Warranties. The representations and warranties of each Noteholder contained in Section 3 that are qualified as to materiality shall be true and correct in all respects, and such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case, as of the date when made and at and as of the Closing Date, as though such representations and warranties were made at and as of such date.

4.2 Performance. Each Noteholder shall have performed and complied with, in all material respects, all covenants and agreements required by this Agreement to be performed or complied with by such Noteholder on or prior to the Closing Date.

4.3 Tax Information. Each Noteholder will provide the Company two duly completed Internal Revenue Service Form W-9 or appropriate Internal Revue Service Form W-8, as applicable, together with any required attachments.

4.4 TME Investment Closing. There are no conditions to the TME Investment Closing other than as set forth on Schedule B, which schedule indicates whether or not each applicable condition is satisfied as of the date of this Agreement.

4.5 Confirmation of Conditions to the Sale. Each of the Noteholders shall have irrevocably confirmed in writing to the Company that all conditions to the obligations of each Noteholder to consummate the Closing pursuant to the Purchase Agreement, as set forth in Section 5.03 of the Purchase Agreement, have been satisfied and that assuming all conditions to the obligations of the Purchaser are satisfied or waived, such Noteholder is prepared to consummate the Closing pursuant to the Purchase Agreement.

SECTION 5. Conditions Precedent to each Noteholder’s Obligations. The obligation of each Noteholder to consummate the Transactions is subject to the satisfaction at or prior to the Closing of the following conditions (unless waived by such Noteholder):

5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 that are qualified as to materiality shall be true and correct in all respects, and such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case, as of the date when made and at and as of the Closing Date, as though such representations and warranties were made at and as of such date.

5.2 Performance. The Company shall have performed and complied with, in all material respects, all covenants and agreements required by this Agreement to be performed or complied with by the Company on or prior to the Closing Date.

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

5.3 TME Investment Closing. The TME Investment Closing shall have occurred, or shall be occurring concurrently with the Closing, in accordance with the TME Subscription Agreement.

5.4 Confirmation of the Sale. Tencent shall have irrevocably confirmed in writing to the Noteholders that, if the Closing is consummated and the Exchange Shares are issued, then the Closing under the Purchase Agreement will occur (and Tencent has not revoked, withdrawn, modified or conditioned such confirmation) and the Closing under the Purchase Agreement shall occur concurrently with or immediately following the issuance of the Exchange Shares.

SECTION 6. Termination.

6.1 Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing:

(a) by mutual written agreement of the Company and the Noteholders (acting jointly); or

(b) at any time on or after January 8, 2018 (the “Termination Date”), by the Company, on the one hand, or by any Noteholder (as to such Noteholder only), on the other hand, by giving written notice of such termination to the other Party or Parties, if the Closing shall not have occurred on or prior to the Termination Date and if the failure to consummate the Closing by the Termination Date is not the result of any material breach of this Agreement by the Party or Parties seeking to terminate this Agreement.

6.2 Effect of Termination. In the event of the termination of this Agreement in accordance with Section 6.1 hereof, this Agreement shall thereafter become void and have no effect and the Transactions shall be abandoned, and no Party hereto shall have any liability to the other Party hereto or their respective affiliates, directors, officers or employees, except for the obligations of the Parties hereto contained in this Section 6.2 and the provisions of Section 7.7, 7.13, 7.14, 7.15, 7.16, 7.17 and 7.18 and except that nothing herein will limit or restrict the rights or remedies of any Party hereto against the other Parties for any willful and material breach of this Agreement arising prior to termination.

SECTION 7. Miscellaneous.

7.1 Shareholder Register. Following the Closing, the Company covenants and agrees to deliver to Tencent, upon written request, an excerpt from the shareholders’ register of the Company evidencing the registration of Tencent’s ownership of the Exchange Shares, duly certified by the Company.

7.2 Reasonable Best Efforts. Upon the terms and subject to the conditions of this Agreement, each of the Parties agree to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Transactions as promptly as practicable.

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

7.3 Further Assurances. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, the Transactions or the Sale, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party may reasonably request, at the requesting Party’s expense.

7.4 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

7.5 Several Liability of the Noteholders. All representations, warranties, covenants and other obligations of the Noteholders contained herein or contemplated hereby shall be deemed to be several and not joint.

7.6 Counterparts. This Agreement may be executed in one or more counterparts (including by means of e-mail), each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

7.7 Descriptive Headings; Interpretation.

(a) The heading references herein and in the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(b) Any capitalized terms used in Schedule A attached hereto and not otherwise defined therein shall have the meanings set forth in this Agreement and if not defined in this Agreement, the Notes.

(c) The term “dollars” and character “$” shall mean United States dollars.

(d) The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(e) The word “including” shall mean including, without limitation, and the words “include” and “includes” shall have corresponding meanings.

(f) “Laws” means any federal, state, local, foreign or transnational law, statute, ordinance, rule, regulation, order, judgment or decree, administrative order or decree, administrative or judicial decision, and any other executive or legislative proclamation.

(g) “Liens” means all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or other adverse interests or restrictions on title or transfer, other than, in the case of the Shares, (i) any of the foregoing arising out of the articles of association of the Company and (ii) any restrictions on transfer arising out of applicable securities Laws.

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

(h) “Person” shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity or organization.

(i) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

(j) The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

7.8 Entire Agreement. This Agreement (including the Schedules hereto) and, in the case of the Noteholders and Tencent, the Purchase Agreement, contains the entire agreement among the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

7.9 Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Company and the Noteholders, or their respective successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

7.10 Extension; Amendment; Waiver. At any time prior to the Closing Date, the Parties (in the case of the Noteholders, acting jointly) may extend the time for performance of any of the obligations or other acts of the other Parties. Neither this Agreement nor any provision hereof may be amended or waived other than by a written instrument (including a writing evidenced by e-mail) signed, in the case of an amendment, by all of the Parties hereto, or in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

7.11 Time of Essence. Each of the Parties hereto hereby agrees that, with regard to all dates and time periods set forth in this Agreement, time is of the essence.

7.12 Assignment. No Party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other Parties hereto.

7.13 Expenses. Whether or not the Transactions are consummated, all costs and expenses incurred in connection with this Agreement and the Transactions shall be borne by the Party incurring such expenses.

7.14 Governing Law. This Agreement shall be governed by the Laws of the State of New York.

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

7.15 Disputes. All disputes, controversies or claims arising out of or in connection with this Agreement shall be resolved by final and binding arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce (the “ICC”) by three (3) arbitrators appointed in accordance with the Rules of Arbitration of the ICC. The claimant(s) shall nominate one (1) arbitrator in the request for arbitration. The respondent(s) shall nominate one (1) arbitrator in the answer to the request. The two (2) arbitrators nominated by the claimant and the respondent may be nationals of any country. The two (2) party-nominated arbitrators shall then attempt to agree, in consultation with the claimant(s) and the respondent(s), upon the nomination of a third (3rd) arbitrator to act as president of the tribunal. If the third (3rd) arbitrator has not been nominated within thirty (30) days of the date of the appointment of the second (2nd) arbitrator, the third (3rd) arbitrator shall be nominated by the ICC International Court of Arbitration. The third (3rd) arbitrator and president of the tribunal shall not be a national of the People’s Republic of China or Sweden. The place of arbitration shall be Wilmington, Delaware, United States of America. The language of the arbitration shall be English.

7.16 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.16.

7.17 Consent to Jurisdiction. Subject to the provisions of Section 7.15 hereof, each of the Parties irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, the United States District Court for the District of Delaware (in either case, the “Delaware Courts”) and any appeals courts thereof for the purposes of any suit, action, or other proceeding to compel arbitration or for provisional relief in aid of arbitration in accordance with Section 7.15, and to the nonexclusive jurisdiction of the Delaware Courts for the enforcement of any award issued pursuant to an arbitration under Section 7.15. Each of the Parties further agrees that the service of any process, summons, notice or document by first class mail to each Party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in the Delaware Courts with respect to any matters to which it has submitted to jurisdiction in this Section 7.17. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the Transactions in the Delaware Courts (subject to the provisions of Section 7.15), and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in the Delaware Courts has been brought in an inconvenient forum.

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

7.18 Notices. All notices, demands or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the Party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a national courier service, or if sent by facsimile (with receipt of confirmation of delivery) or delivered via e-mail, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

Spotify Technology S.A.

42-44 Avenue de la Gare

L-1610 Luxembourg

Attention: General Counsel

Email:

With a copy to (which shall not constitute notice):

Spotify AB

Birger Jarlsgatan 61, 4TR, 113 56

Stockholm, Sweden

Attention: General Counsel

and

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Attn: Gregory P. Rodgers

Fax: (212) 751-4864

Email:

The Noteholders:

To the address or addresses set forth

on Schedule A

With a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Attn:    Ariel J. Deckelbaum

Fax:     (212) 492-0546

Email:

Any such notification shall be deemed delivered (i) upon receipt, if delivered personally, (ii) on the next business day, if sent by national courier service for next business day delivery or (iii) the business day on which confirmation of delivery is received, if sent by facsimile or via e-mail.

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

7.19 No Construction Against Draftsperson. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

7.20 Releases. Each Noteholder releases and discharges the Company and its affiliates, and each of their respective directors, officers, employees, agents and controlling persons, from any and all claims such Noteholder may have, now or in the future, arising out of or related to the Exchanged Notes exchanged pursuant to this Agreement.

7.21 Purchase Agreement. Each Noteholder agrees not to agree to any waiver or amendment to the Purchase Agreement without the prior written consent of the Company.

7.22 Specific Performance. The Parties recognize, acknowledge and agree that the breach or violation of this Agreement by a Party would cause irreparable damage to the other Party or Parties and that none of the Parties has an adequate remedy at Law. Each Party shall therefore be entitled, in addition to any other remedies that may be available, to obtain specific performance of the terms of this Agreement, and appropriate injunctive relief may be applied for and granted in connection therewith. A Party seeking an order or injunction to prevent breaches of this Agreement or to enforce specifically the terms and provisions hereof shall not be required to provide, furnish or post any bond or other security in connection with or as a condition to obtaining any such order or injunction, and each Party hereby irrevocably waives any right it may have to require the provision, furnishing or posting of any such bond or other security. If any action is brought by any Party to enforce this Agreement, the other Parties shall waive the defense that there is an adequate remedy at Law.

7.23 Confidentiality. The Parties agree that the terms of this Agreement may not be disclosed or referred to publicly or to any third party, except (i) in accordance with the prior written consent of the other Parties (which shall not be unreasonably withheld or delayed); (ii) as such disclosure may be required law, court order, order of any administrative agency or regulation; (iii) to such Party’s outside law firms, accounting firms and other agents; (iv) as an exhibit to the Purchase Agreement, provided that Schedule A is omitted and (v) in communications with other holders of the Notes.

7.24 Indebtedness. The Company acknowledges and agrees that the Noteholders constitute the “Requisite Holders” under the terms of the Note as of the date hereof. From and after the date hereof, the Company covenants and agrees to not incur any indebtedness that would constitute (or be treated for any purpose as) a “Convertible Senior Note” pursuant to the terms of the Note.

(Signatures on next page)

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

IN WITNESS WHEREOF, the Parties hereto have executed this Exchange Agreement as of the date first written above.

SPOTIFY TECHNOLOGY S.A.

/s/ Peter Grandelius
Name:	Peter Grandelius
Title:	Associate General Counsel

SIGNATURE PAGE TO EXCHANGE AGREEMENT

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

IN WITNESS WHEREOF, the Parties hereto have executed this Exchange Agreement as of the date first written above.

DF DALMATIAN HOLDINGS, LP

By:	/s/ Pat Robertson

Name:	Pat Robertson
Title:	Authorized Signatory

SIGNATURE PAGE TO EXCHANGE AGREEMENT

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

IN WITNESS WHEREOF, the Parties hereto have executed this Exchange Agreement as of the date first written above.

TAO CAYMAN LTD.

By:	/s/ Joshua Peck

Name:	Joshua Peck
Title:	Vice President

SIGNATURE PAGE TO EXCHANGE AGREEMENT

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

IN WITNESS WHEREOF, the Parties hereto have executed this Exchange Agreement as of the date first written above.

TAO SPECTRE, LLC

By:	/s/ Joshua Peck

Name:	Joshua Peck
Title:	Vice President

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

IN WITNESS WHEREOF, the Parties hereto have executed this Exchange Agreement as of the date first written above.

TOP III SPECTRE, LLC

By:	/s/ Joshua Peck

Name:	Joshua Peck
Title:	Vice President

SIGNATURE PAGE TO EXCHANGE AGREEMENT

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

IN WITNESS WHEREOF, the Parties hereto have executed this Exchange Agreement as of the date first written above.

TPG GROWTH III SPECTRE, L.P.

By: TPG Growth III Cayman AIV GenPar, L.P. its general partner

By: TPG Growth III Cayman AIV GenPar Advisors, Inc. its general partner

By:	/s/ Michael LaGatta

Name:	Michael LaGatta
Title:	Vice President

SIGNATURE PAGE TO EXCHANGE AGREEMENT

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

IN WITNESS WHEREOF, the Parties hereto have executed this Exchange Agreement as of the date first written above.

TPG GROWTH SPECTRE CO-INVEST, L.P.

By: TPG Growth III Advisors, Inc. its general partner

By:	/s/ Michael LaGatta

Name:	Michael LaGatta
Title:	Vice President

SIGNATURE PAGE TO EXCHANGE AGREEMENT

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

IN WITNESS WHEREOF, the Parties hereto have executed this Exchange Agreement as of the date first written above.

TPG OPPORTUNITIES PARTNERS FUND III LTD

By:	/s/ Joshua Peck

Name: Joshua Peck
Title: Vice President

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

SCHEDULE A

Noteholder:

Jurisdiction of Organization:

Original Principal Amount of Notes Held:

Accrued Interest on the Notes to the most recent PIK Interest Payment Due Date (October 1, 2017):

Outstanding Principal Balance of Notes Held:

Accrued Interest on and after the most recent PIK Interest Payment Due Date (October 1, 2017) up to and including December 15, 2017:

Note Obligations Amount Held:

Note Obligations Amount Subject to Exchange (Amount of Exchanged Notes):

Aggregate Principal Amount of New Notes Received by the Noteholder after the Exchange: *

Number of Exchange Shares to be Issued:

Address of Noteholder for Notices:

*	Assumes Closing Date will be December 15, 2017 (the “Assumed Closing Date”). In the event the Closing Date occurs after the Assumed Closing Date, the aggregate principal amount of New Notes received by the Noteholder after the Exchange will be increased by the amount of any interest accrued in accordance with the terms of the Notes on and after the day immediately following the Assumed Closing Date up to and including the Closing Date. In the event the Closing Date occurs before the Assumed Closing Date, the aggregate principal amount of New Notes received by the Noteholder after the Exchange will be decreased by the amount of any interest accrued in accordance with the terms of the Notes on and after the day immediately following the Closing Date up to and including the Assumed Closing Date.

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

SCHEDULE B

Closing Conditions under TME Subscription Agreement

None of the conditions is satisfied as of the date of this Agreement.

Conditions to Obligations of Each Party. The respective obligations of each Party to consummate the TME Shares Issuance and the Spotify Shares Issuance shall be subject to the satisfaction or waiver (to the extent permitted by applicable Law) by each Party, at or prior to the Closing, of each of the following conditions:

(i) No Governmental Body shall have enacted, issued, promulgated, enforced or entered any Law which is then in effect (whether temporary, preliminary or permanent) and has the effect of enjoining, restraining, prohibiting or otherwise making the consummation of the transactions contemplated by this Agreement illegal (an “Injunction”).

(ii) The Required Shareholder Approval shall have been obtained.

(iii) The Restated Articles shall have been duly adopted by TME and shall be in full force and effect as of the Closing.

(iv) The Shareholders Agreement shall have been duly executed and delivered by the Required Shareholders and shall be in full force and effect as of the Closing.

Conditions to Obligations of the TME Parties. The obligations of the TME Parties to consummate the TME Shares Issuance and the Spotify Shares Issuance shall be subject to the satisfaction or, to the extent permitted by applicable Law, waiver by TME, at or prior to the Closing, of each of the following additional conditions:

(i) The representations and warranties of Spotify contained in Section 4.01, Section 4.02, Section 4.03(a), Section 4.03(f), Section 4.03(g), Section 4.03(h), Section 4.05(c) and Section 4.18 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date (except for such representations and warranties set forth therein that expressly speak as of a specified date, in which case such representations and warranties shall be true and correct in all respects as of such specified date), and (ii) the other representations and warranties of Spotify contained in Article IV (A) that are qualified by materiality, Spotify Material Adverse Effect or similar materiality qualification contained therein shall be true and correct in all respects, and (B) that are not qualified by materiality, Spotify Material Adverse Effect or similar materiality qualification contained therein, shall be true and correct in all material respects, in each case of clauses (A) and (B), as of the date of this Agreement and as of the Closing Date (except for such representations and warranties set forth therein that expressly speak as of a specified date, in which case such representations and warranties shall be, in the case of clause (A), true and correct in all respects and, in the case of clause (B), true and correct in all material respects, in each case as of such specified date). TME shall have received a certificate, dated as of the Closing Date, signed by an authorized representative of Spotify to the foregoing effect.

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

(ii) The Spotify Parties shall have performed and complied in all material respects with all agreements, covenants and obligations contained in this Agreement that are required to be performed or complied with by them at or prior to the Closing. TME shall have received a certificate, dated as of the Closing Date, signed by an authorized representative of Spotify to the foregoing effect.

Conditions to Obligations of the Spotify Parties. The obligations of the Spotify Parties to consummate the TME Shares Issuance and the Spotify Shares Issuance shall be subject to the satisfaction or, to the extent permitted by applicable Law, waiver by Spotify, at or prior to the Closing, of each of the following additional conditions:

(i) The representations and warranties of TME contained in Section 3.01, Section 3.02, Section 3.03(a), Section 3.03(f), Section 3.03(g), Section 3.03(h), Section 3.06(e) and Section 3.19 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date (except for such representations and warranties set forth therein that expressly speak as of a specified date, in which case such representations and warranties shall be true and correct in all respects as of such specified date), and (ii) the other representations and warranties of TME contained in Article III (A) that are qualified by materiality, TME Material Adverse Effect or similar materiality qualification contained therein shall be true and correct in all respects, and (B) that are not qualified by materiality, TME Material Adverse Effect or similar materiality qualification contained therein shall be true and correct in all material respects, in each case of clauses (A) and (B), as of the date of this Agreement and as of the Closing Date (except for such representations and warranties set forth therein that expressly speak as of a specified date, in which case such representations and warranties shall be, in the case of clause (A), true and correct in all respects and, in the case of clause (B), true and correct in all material respects, in each case as of such specified date). Spotify shall have received a certificate, dated as of the Closing Date, signed by an authorized representative of TME to the foregoing effect.

(ii) The TME Parties shall have performed and complied in all material respects with all agreements, covenants and obligations contained in this Agreement that are required to be performed or complied with by them at or prior to the Closing. Spotify shall have received a certificate, dated as of the Closing Date, signed by an authorized representative of TME to the foregoing effect.

Relevant Definitions:

This SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of November [●], 2017, by and among Tencent Music Entertainment Group, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“TME”), Tencent Music Entertainment Hong Kong Limited, a company incorporated under the laws of Hong Kong and a wholly-owned Subsidiary of TME (“TME Hong Kong” and, together with TME, the “TME Parties”), Spotify Technology S.A., a public limited company (société anonyme) incorporated under the laws of Luxembourg, having its registered office at 42-44 avenue de la Gare, L-1610 Luxembourg, and registered with the Luxembourg Trade and Companies Register under number B 123 052 (“Spotify”),

2

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

and Spotify AB, a corporation incorporated under the laws of Sweden and a wholly- owned Subsidiary of Spotify (“Spotify AB” and, together with Spotify, the “Spotify Parties”). Each of the TME Parties and the Spotify Parties is sometimes referred to herein, individually, as a “Party” and, collectively with the other Parties, as the “Parties.”

“Required Shareholder Approval” shall mean (i) the approval (by vote or written consent) of this Agreement and the transactions contemplated hereby by the holders of at least sixty-six and seven-tenths percent (66.7%) of the issued and outstanding TME Shares and (ii) the adoption of the Restated Articles by special resolution in accordance with the Governing Documents of TME.

“Required Shareholders” shall mean the holders of at least seventy-five percent (75%) of the issued and outstanding TME Shares (which holders must include Min River Investment Limited).

“Restated Articles” shall mean the Third Amended and Restated Memorandum and Articles of Association of TME, substantially in the form attached hereto as Exhibit C, to be adopted by the shareholders of TME on or prior to the Closing Date (it being understood and agreed that the Restated Articles adopted by the shareholders of TME can be different from the form of Exhibit C attached hereto so long as such changes do not adversely affect the rights and obligations of any Spotify Party relative to the Restated Articles in the form of Exhibit C attached hereto or under the Other Transaction Agreements).

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shareholders Agreement” shall mean the Second Amended and Restated Shareholders Agreement, substantially in the form attached hereto as Exhibit D, to be entered into by TME and the other parties thereto on or prior to the Closing Date (it being understood and agreed that the Shareholders Agreement entered into by TME and the other parties can be different from the form of Exhibit D attached hereto so long as such changes do not adversely affect the rights and obligations of any Spotify Party relative to the Shareholders Agreement in the form of Exhibit D attached hereto or under the Other Transaction Agreements).

The issuance by TME, and the subscription by Spotify AB, of the Acquired TME Shares pursuant to this Section 2.01 shall be referred to herein as the “TME Shares Issuance.”

The issuance by Spotify, and the subscription by TME Hong Kong, of the Acquired Spotify Shares pursuant to this Section 2.02 shall be referred to herein as the “Spotify Shares Issuance.”

3